As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUTRIEN LTD.

(Exact name of Registrant as specified in its charter)

Canada	2870	98-1400416
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. (if applicable))

Suite 1700, 211 19th Street East Saskatoon, Saskatchewan, Canada S7K 5R6

(306) 933-8500

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Noralee Bradley Executive Vice President, External Affairs, Chief Legal Officer and Corporate Secretary Nutrien Ltd. 211 19th Street East, Suite 1700 Saskatoon, Saskatchewan Canada S7K 5R6	Joel T. May Jones Day 1221 Peachtree Street, N.E. Suite 400 Atlanta, Georgia 30361 (404) 521-3939	Olga Kary Blake, Cassels & Graydon LLP 855 – 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary, Alberta Canada T2P 4J8 (403) 260-9600

Approximate date of commencement of proposed sale of the securities to public: From time to time after the effective date of this Registration Statement.

Province of Saskatchewan, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐ at some future date (check appropriate box below)

1.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.

☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.

☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus

SHORT FORM BASE SHELF PROSPECTUS

New Issue

March 30, 2026

NUTRIEN LTD.

Common Shares

Preferred Shares

Subscription Receipts Debt Securities

Share Purchase Contracts

Units

We may from time to time offer and issue to the public in one or more series or issuances our common shares (“Common Shares”), preferred shares (“Preferred Shares”), subscription receipts (“Subscription Receipts”), one or more series of unsecured debt securities consisting of debentures, notes or other unsecured evidence of indebtedness (“Debt Securities”), Share Purchase Contracts (as defined herein), and/or units comprised of one or more of the other securities described in this prospectus in any combination (“Units” and, collectively with the Common Shares, Preferred Shares, Subscription Receipts, Debt Securities and Share Purchase Contracts, the “Securities”) during the 37-month period that this prospectus, including any amendments hereto, remains effective. Securities may be offered and sold in Canada and/or the United States and elsewhere permitted as by applicable laws. The aggregate initial offering price shall be calculated, in the case of interest bearing Debt Securities, on the basis of the principal amount of Debt Securities issued, and, in the case of non-interest bearing Debt Securities, on the basis of the gross proceeds received by us.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

We are permitted, under a multi-jurisdictional disclosure system (“MJDS”) adopted by Canada and the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. We have prepared our financial statements that are included or incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and such financial statements are subject to the auditing standards of the Public Company Accounting Oversight Board (United States). As a result, our financial statements may not be comparable to the financial statements of U.S. companies.

You should be aware that the purchase of the Securities may have tax consequences, both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement and consult with your tax advisor.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, the majority of our directors and most of our officers and the experts named in this prospectus and the documents incorporated by reference herein are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States.

Securities may be offered separately or together, in amounts, at prices and on such terms and conditions as may be determined from time to time depending upon our financing requirements, prevailing market conditions and other factors. The specific terms of any Securities offered will (except in respect of any sales pursuant to an at-the-market distribution) be described in one or more prospectus supplements, which will accompany this prospectus. We may also include in a prospectus supplement specific terms pertaining to Securities which are not within the options and parameters set forth in this prospectus.

All shelf information permitted under applicable law to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to prospective purchasers together with this prospectus (except where an exemption from such delivery requirements is available). Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of applicable securities laws as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

This prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. We may sell Securities to or through underwriters or dealers purchasing as principals, and may also issue or sell Securities to one or more purchasers directly, in accordance with applicable securities laws, or through agents. See “Plan of Distribution”. This prospectus may also qualify as an “at-the-market distribution” (an “at-the-market distribution”) as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), provided that the requirements of Part 9 of NI 44-102 are complied with in connection with the filing of a prospectus supplement for an at-the-market distribution. The applicable prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of the Securities, and will set forth the specific terms of the offering of Securities, including the method of distribution of such Securities, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be at-the-market distributions, including sales made directly on the Toronto Stock Exchange (the “TSX”), the New York Stock Exchange (the “NYSE”) or other existing trading

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markets for the Securities, and as set forth in the applicable prospectus supplement. If Securities are offered on a non-fixed price basis, the compensation payable to any underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to us and the price at which Securities will be offered and sold may vary as between purchasers and during the distribution period.

Subject to applicable laws, in connection with any offering of Securities, the underwriters, dealers or agents may over allot or effect transactions intended to fix or stabilize the market price of such Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced or interrupted at any time during the distribution. No underwriter of, or dealer involved in, an at-the-market distribution under the applicable prospectus supplement, and no person or company acting jointly or in concert with such an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the prospectus supplement applicable to the at-the-market distribution, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities. See “Plan of Distribution”.

Our Common Shares are listed on the TSX and on the NYSE under the symbol “NTR”. On March 27, 2026, the last trading day before the date of this prospectus, the closing price of the Common Shares on the TSX was Cdn.$104.90 per Common Share and the closing price of the Common Shares on the NYSE was U.S.$75.65 per Common Share. Unless otherwise specified in the applicable prospectus supplement, the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts and Units will not be listed on any securities or stock exchange. There is no market through which such Securities may be sold and purchasers may not be able to resell such Securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts and Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts and Units, and the extent of applicable regulation. See “Risk Factors”.

Investing in the Securities offered by this prospectus involves risks. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

This prospectus has been filed under Part 9B of NI 44-102. We have satisfied the requirements for issuers filing a “WKSI base shelf prospectus” (as defined in NI 44-102) and for a receipt for this prospectus to be deemed to be issued in each of the provinces of Canada. No regulator or securities regulatory authority has reviewed this prospectus. See “WKSI Base Shelf Prospectus”.

Each of Maura J. Clark, Michael J. Hennigan, Raj S. Kushwaha, Julie A. Lagacy, Consuelo E. Madere and Nelson L.C. Silva, who are directors of Nutrien Ltd., resides outside of Canada and has appointed Nutrien Ltd., Suite 1700, 211 19th Street East, Saskatoon, Saskatchewan S7K 5R6 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the person has appointed an agent for service of process.

Our registered head office is located at Suite 1700, 211 19th Street East, Saskatoon, Saskatchewan S7K 5R6.

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

Except as set forth under “Description of Debt Securities” and unless otherwise stated or the context otherwise requires, all references in this prospectus and in any prospectus supplement to “Nutrien”, “we”, “us” or “our” mean Nutrien Ltd. and its subsidiaries, any partnerships of which Nutrien Ltd. and any of its subsidiaries are the partners, and our significant equity investments and joint ventures.

This prospectus is part of a registration statement on Form F-10 relating to the Securities that we filed with the SEC. Under the registration statement, we may, from time to time, issue or sell any of the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities that we may offer. Each time we issue or sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. The prospectus supplement may also add to, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

PRESENTATION OF FINANCIAL INFORMATION

The financial statements incorporated by reference in this prospectus have been prepared in accordance with IFRS, which differs from U.S. generally accepting accounting principles. Therefore, such financial statements may not be comparable to financial statements prepared in accordance with U.S. generally accepted accounting principles. The financial statements incorporated by reference in this prospectus are presented in U.S. dollars, which is our presentation and functional currency and, accordingly, unless otherwise specified or the context otherwise requires, all financial information included or incorporated by reference in this prospectus is presented in U.S. dollars.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND RESOURCES

The technical disclosure regarding our mineral reserves and mineral resources included in or incorporated by reference in this prospectus has been prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), which references the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards on Mineral Resources and Mineral Reserves, including the meanings of “mineral reserves” and “mineral resources” ascribed thereby. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

These standards differ from the requirements of the SEC that are applicable to domestic United States reporting companies. Any mineral reserves and mineral resources reported by Nutrien in accordance with NI 43-101 may not qualify as such under SEC standards. Accordingly, information included in this prospectus and the documents incorporated by reference herein that describe Nutrien’s mineral reserves and mineral resources estimates may not be comparable with information made public by United States companies subject to the SEC’s reporting and disclosure requirements.

CURRENCY REFERENCES; EXCHANGE RATE INFORMATION

In this prospectus, references to “dollars”, “$”, and “U.S.$” are to U.S. dollars, and references to “Cdn.$” are to Canadian dollars. The exchange rate between the Canadian dollar and the U.S. dollar used in this prospectus varies depending on the date and context of the information contained herein.

The following table sets forth (i) the rates of exchange for the Canadian dollar, expressed in U.S. dollars, in effect at the end of each of the periods indicated, (ii) the average daily average exchange rates during such periods, and (iii) the high and low exchange rates during each period, in each case based on the Bank of Canada daily average exchange rate for U.S. dollars.

	Year Ended December 31,
	2025	2024	2023
Rate at end of period	0.7296	0.6950	0.7561
Average rate for period	0.7157	0.7300	0.7410
High rate for period	0.7376	0.7510	0.7617
Low rate for period	0.6848	0.6937	0.7207

On March 27, 2026, the rate of exchange for the Canadian dollar, expressed in U.S. dollars, based on the Bank of Canada daily average exchange rate for U.S. dollars, was Cdn.$1.00 = U.S.$0.7207.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and other information included or incorporated by reference in this prospectus constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of applicable Canadian and U.S. securities laws, including the U.S. Private Securities Litigation Reform Act of 1995, as amended, that relate to future events or our future financial performance. These statements can be identified by expressions of belief, expectation or intention, as well as those statements that are not historical fact. These statements often contain words such as “should”, “could”, “expect”, “may”, “will”, “anticipate”, “forecast”, “believe”, “intend”, “estimate”, “plan”, “project” and similar expressions.

In addition to the foregoing cautionary statement, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Advisories – Forward-Looking Information” in our AIF (as defined herein), “Forward-Looking Statements” in our Annual MD&A (as defined herein), as well as the advisories section of any documents incorporated by reference herein which are filed after the date of this prospectus, for a description of other factors affecting such forward-looking statements.

Investors are cautioned not to place undue reliance on the forward-looking statements, which involve known and unknown risks and uncertainties, including those referred to in this prospectus, in any prospectus supplement or in any document incorporated by reference herein, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. All of the forward-looking statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein are qualified by these cautionary statements and by the assumptions that are stated or inherent in such forward-looking statements. Although we believe these assumptions are reasonable, undue reliance should not be placed on these assumptions. The key assumptions that have been made in connection with the forward-looking statements are set forth in the relevant documents incorporated by reference herein.

The material risks and uncertainties that could cause Nutrien’s actual results to differ from those expressed or implied in forward-looking statements contained or incorporated by reference herein are discussed more fully under “Risk Factors” in this prospectus, under “Risk Factors” in the AIF, under “Key Enterprise Risks” in the Annual MD&A, as well as the advisories section of any documents incorporated by reference herein which are filed after the date of this prospectus. Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Except as required by law, we undertake no obligation to update or revise any forward-looking statements even if circumstances or management’s estimates or opinions should change.

RISK FACTORS

An investment in the Securities will be subject to various risks including those discussed below and in the documents incorporated by reference herein, as well as those risks inherent to the industry in which Nutrien operates.

Discussions of certain risk factors affecting Nutrien in connection with its business are set forth in Nutrien’s disclosure documents filed with the various securities regulatory authorities, which are incorporated by reference in this prospectus. In particular, see “Risk Factors” in the AIF and “Key Enterprise Risks” in the Annual MD&A, and “Where You Can Find More Information” in this prospectus. The risks and uncertainties described herein and therein are not the only risks Nutrien faces. Additional risks and uncertainties, including those of which Nutrien currently is unaware or deems immaterial, may adversely affect our business, financial condition or results of operations. Before investing, prospective purchasers of Securities should carefully consider the risks discussed below, the risks incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference herein) and those described in a prospectus supplement relating to a specific offering of Securities.

Risks relating to the Securities

The Debt Securities will be structurally subordinated to certain indebtedness of our subsidiaries.

Substantially all of our business activities are conducted by our direct and indirect wholly-owned subsidiaries. The Debt Securities will be obligations exclusively of Nutrien. Our subsidiaries will not guarantee the payment of principal of or interest on the Debt Securities. The Debt Securities will, therefore, be structurally subordinated to all existing and future obligations of our subsidiaries as a result of Nutrien being a holding company. In the event of an insolvency, liquidation or other reorganization of any of our subsidiaries, creditors of Nutrien (including the holders of the Debt Securities), as well as shareholders of Nutrien, will have no right to proceed against the assets of such subsidiaries or to cause the liquidation or bankruptcy of the subsidiaries under applicable bankruptcy laws. Creditors of such subsidiaries would be entitled to payment in full from such assets before Nutrien, as a shareholder of such subsidiaries, would be entitled to receive any distribution therefrom. Claims of creditors of such subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Nutrien, including claims under the Debt Securities, except to the extent that Nutrien may itself be a creditor with recognized claims against such subsidiaries ranking at least pari passu with such other creditors, in which case the claims of Nutrien would still be effectively junior to any mortgage or other liens on the assets of such subsidiaries and would still be effectively subordinate to any mortgage or other liens on the assets of such subsidiaries senior to that held by Nutrien. There are no terms of the Debt Securities that limit the ability of our subsidiaries to incur additional indebtedness.

The decision to pay dividends and the amount of such dividends is subject to the discretion of our board of directors based on numerous factors and may vary from time to time.

The declaration, amount and date of payment of any dividends will be determined by the board of directors of Nutrien from time to time and will be subject to, among other things, legal restrictions, including compliance with the solvency test requirements of the Canada Business Corporation Act, earnings, cash flows, financial requirements, financial covenants and other conditions.

The amount of cash available to Nutrien to pay dividends, if any, may vary significantly from period to period for a number of reasons, including, among other things: our operational and financial performance; fluctuations in prices for our products and raw materials utilized in the production thereof; the amount of cash required or retained for debt service or repayment; amounts required to fund capital expenditures and working capital requirements; access to capital markets; foreign currency exchange rates and interest rates; and the other risk factors set forth, or incorporated by reference, in this prospectus.

In addition, the level of dividends will be affected by the number of outstanding Common Shares and other securities that may be entitled to receive cash dividends or other payments. Dividends may be increased, reduced or suspended depending on our operational and financial performance, as well as other factors discussed above. The market value of the Common Shares may deteriorate if Nutrien is unable to meet dividend expectations in the future, and such deterioration could be material.

Our ability to service our indebtedness and to pay dividends on the Common Shares and the Preferred Shares is dependent on the operating cash flow of our subsidiaries.

As a result of Nutrien being a holding company, its operating cash flow and ability to service its indebtedness, including the Debt Securities, or to pay dividends on the Common Shares or the Preferred Shares, is dependent upon the operating cash flow of its subsidiaries and the payment of funds by such subsidiaries to Nutrien in the form of loans, dividends or other payments. Our subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due pursuant to the Debt Securities, the Common Shares or the Preferred Shares or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to Nutrien by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

There can be no assurance as to the liquidity of the trading market for the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units or that a trading market for the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units will develop.

Prior to the initial offering of Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units, there will be no public market for the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units. There can be no assurance that an active trading market for the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units will develop or be sustained. Unless otherwise specified in the applicable prospectus supplement, the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts and Units will not be listed on any securities or stock exchange. There is no market through which the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units may be sold and purchasers may not be able to resell such Securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units and the extent of issuer regulation.

The Common Shares may be subject to price and volume fluctuations, and the market price for the Common Shares following an offering may drop below the offering price.

Securities markets experience considerable price and volume volatility, and the market prices of securities of many companies have been subject to wide fluctuations not necessarily indicative of the operating performance, underlying asset values, success or prospects of such companies. The market price of publicly traded stock is affected by many variables, including the strength of the economy generally, inflation, supply chain disruptions, commodity prices, the availability and attractiveness of alternative investments and the breadth of the public market for the stock. The effect of these and other factors on the market price of securities on the stock exchanges on which we trade suggests that the trading price of the Common Shares may be volatile from time to time. The market price for the Common Shares may be affected by numerous factors beyond our control. These fluctuations may affect the price of the Common Shares following an offering, and the market price of the Common Shares may drop below the offering price. As a result of this volatility, you may not be able to sell your Common Shares at or above the offering price.

Credit ratings may not reflect all risks of an investment in the Debt Securities or the Preferred Shares and may change.

Credit ratings may not reflect all risks associated with an investment in the Debt Securities or the Preferred Shares. Any credit ratings applied to the Debt Securities or the Preferred Shares are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the Debt Securities or the Preferred Shares and may have an adverse impact on our liquidity and the cost of or terms on which we can issue such Securities or obtain alternative financing. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Debt Securities or the Preferred Shares. There is no assurance that any credit rating assigned to the Debt Securities or the Preferred Shares will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Increases in interest rates may cause the value of the Debt Securities or the Preferred Shares to decline.

Prevailing interest rates will affect the market price or value of the Debt Securities or the Preferred Shares. The market price or value of the Debt Securities or the Preferred Shares may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

In the event that any of the Securities are redeemable, purchasers of such Securities may be adversely impacted.

If any of the Securities are redeemable at our option, as set forth in the applicable prospectus supplement, we may choose to redeem such Securities from time to time, in accordance with our rights, including when prevailing interest rates are lower than the rates borne by such Securities. If prevailing rates are lower at the time of redemption, a purchaser may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Securities being redeemed. Redemption rights may also adversely impact a purchaser’s ability to sell such Securities as the optional redemption date or period approaches.

The Debt Securities may be subject to foreign currency risk.

An investment in Debt Securities that are denominated in a foreign currency may entail significant risks. Such risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets and potential liquidity constraints in the secondary market. Such risks will vary depending on the currency or currencies involved and generally depend on economic and political events over which we have no control. Such risks will be more fully described in the applicable prospectus supplement.

We may issue additional Securities in the future which may dilute the holdings of existing securityholders, including the holders of Securities purchased under this prospectus, or which may have priority over existing securityholders.

We may issue additional Securities, which may dilute the holdings of existing securityholders, including purchasers of Securities under this prospectus. We may also issue Debt Securities that have priority over holders of other Securities with respect to payment in the event of an insolvency or winding up of Nutrien. Securityholders will have no pre-emptive rights in connection with any such further issuances. The board of directors of Nutrien has the discretion to determine the price and terms of any Debt Securities, the designation, rights, privileges, restrictions and conditions attaching to any series of Preferred Shares, and the price and terms of any issuances of Common Shares, Subscription Receipts, Share Purchase Contracts and Units.

Future exchange controls may affect the availability of a specified foreign currency and our ability to make payments on Securities in a specified foreign currency.

Certain governments have imposed, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, and premium, if any, or interest on the Securities. Even if there are no actual exchange controls, it is possible that the specified currency for any such Securities will not be available at the maturity of such Securities.

NUTRIEN

We are a leading global provider of crop inputs and services. We operate a world-class network of production, distribution and agriculture retail facilities that positions us to efficiently serve farmers. Our vision is to be the leading global agricultural solutions provider, delivering superior shareholder value through safe and sustainable operations. To achieve this vision, our strategy is anchored in three priorities: simplify and focus, operational excellence, and disciplined and intentional approach to capital allocation. This strategy is designed to create low-risk, structural free cash flow growth by leveraging our core competencies and to deliver reliable, growing shareholder returns.

As of December 31, 2025, we estimate our Potash operations represented 20 percent of global potash nameplate capacity, our Nitrogen operations represented three percent of global nitrogen nameplate capacity and our Phosphate operations represented approximately three percent of global phosphate nameplate capacity.

We report our results in four operating segments: Retail, Potash, Nitrogen and Phosphate. For a description of our business and operating segments, see “Description of the Business” in the AIF and “Our Company – Operating Segments”, “Profile and Results – 2025 Retail Operating Segment and Results”, “Profile and Results – 2025 Potash Operating Segment and Results”, “Profile and Results – 2025 Nitrogen Operating Segment and Results” and “Profile and Results – 2025 Phosphate Operating Segment and Results” in the Annual MD&A.

DESCRIPTION OF SHARE CAPITAL

Authorized Share Capital

The following sets forth the terms and provisions of our existing capital. The particular terms and provisions of the Common Shares and/or Preferred Shares offered by a prospectus supplement and the extent to which the following general terms and provisions apply will be described in such prospectus supplement. Our authorized capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series. As at March 27, 2026, 480,858,831 Common Shares were issued and outstanding and no Preferred Shares were outstanding.

Common Shares

Each Common Share entitles the holder to: (i) vote at all meetings of holders of Common Shares (except meetings at which only holders of a specified class or series of shares of Nutrien are entitled to vote as provided in the CBCA) and to one vote for each Common Share held on all polls taken at such meetings; (ii) receive, subject to the rights of holders of another class of shares of Nutrien, any dividend declared by the directors of Nutrien from time to time, in their absolute discretion, in accordance with applicable law; and (iii) receive, subject to the rights of holders of another class or series of shares of Nutrien, the remaining property of Nutrien on the liquidation, dissolution or winding up of Nutrien or any other distribution of assets of Nutrien for the purposes of winding up its affairs, whether voluntary or involuntary. There are no pre-emptive or conversion rights attaching to the Common Shares and the Common Shares are not subject to redemption. All Common Shares currently outstanding and to be outstanding upon exercise of outstanding options and other Securities, as the case may be, are, or will be, fully paid and non-assessable.

Our by-laws provide for certain rights of holders of our Common Shares in accordance with the provisions of the CBCA. Such by-laws may be amended either by a majority vote of the holders of Common Shares or by a majority vote of the board of directors of Nutrien. Any amendment of the by-laws by action of the board of directors must be submitted to the next meeting of our shareholders, whereupon the by-law amendment must be confirmed, confirmed as amended or rejected by a majority vote of the shareholders voting on such matter.

The particular terms of each issue of Common Shares, including the number of Common Shares being offered and the price at which the Common Shares will be offered or the manner in which the offering price will be determined (in the event the offering is a non-fixed price distribution), will be described in the applicable prospectus supplement.

Preferred Shares

Preferred Shares may be issued at any time and from time to time in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the board of directors of Nutrien. Subject to the CBCA, the board of directors of Nutrien may fix, before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares.

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of property in the event of the liquidation, dissolution or winding-up of Nutrien or any other distribution of assets of Nutrien for the purposes of winding up its affairs, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series. The Preferred Shares shall be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of property in the event of the liquidation, dissolution or winding-up of Nutrien, whether voluntary or involuntary, and may also be given such other preferences over the Common Shares and any other shares of Nutrien ranking junior to the Preferred Shares as may be determined by the board of directors.

The holders of Preferred Shares shall not be entitled (except as specifically provided in the rights, privileges, restrictions and conditions attaching to any series of Preferred Shares and except as provided in the CBCA) to receive notice of or attend any meeting of the holders of Common Shares or to vote at any such meeting for any purpose.

The provisions attaching to the Preferred Shares as a class may be added to, changed or removed, and the board of directors of Nutrien may create shares ranking prior to the Preferred Shares, only with the approval of the holders of Preferred Shares as a class, any such approval to be given by the holders of not less than 66-2/3 percent of the Preferred Shares in writing by the registered holders or by resolution at a meeting of such holders.

The specific terms of a series of Preferred Shares will be described in the applicable prospectus supplement and will supplement and, if applicable, may modify or replace the general terms described in this section. Accordingly, the statements made in this section may not apply to a particular series of Preferred Shares.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to this prospectus. We may issue Subscription Receipts that entitle the holder to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Debt Securities or Share Purchase Contracts. Subscription Receipts may be offered separately or together with other Securities. The Subscription Receipts will be issued under a subscription receipt agreement to be entered into between Nutrien and one or more financial institutions or trust companies acting as escrow agent.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. The following sets forth certain general terms and provisions of the Subscription Receipts offered under this prospectus. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable prospectus supplement. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by us with securities regulatory authorities in Canada and with the SEC after it has been entered into by us.

The particular terms of each issue of Subscription Receipts will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered or the manner in which the offering price will be determined (in the event the offering is a non-fixed price distribution);

•	the terms, conditions and procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares, Debt Securities or Share Purchase Contracts, as the case may be;

•	the number of Common Shares, Preferred Shares, Debt Securities or Share Purchase Contracts, as the case may be, that may be exchanged for each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such Security;

•	the terms applicable to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and

•

any other material terms and conditions of the Subscription Receipts, including, without limitation, transferability and adjustment terms and whether Subscription Receipts will be listed on a securities or stock exchange.

Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts will have a contractual right of rescission against Nutrien in respect of the conversion, exchange or exercise of such Subscriptions Receipts, as the case may be. The contractual right of rescission will entitle such original purchasers to receive the amount paid for the Subscription Receipts or upon conversion, exchange or exercise, upon surrender of the underlying Securities gained thereby, as applicable, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the Subscription Receipts under this prospectus and the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the Subscription Receipts under this prospectus and the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 137 of the Securities Act, 1988 (Saskatchewan), and is in addition to any other right or remedy available to original purchasers under section 137 of the Securities Act, 1988 (Saskatchewan) or otherwise at law. Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation may be limited. See “Statutory Rights of Withdrawal and Rescission”.

DESCRIPTION OF DEBT SECURITIES

In this section only, “we”, “us”, “our” or “Nutrien” refer only to Nutrien Ltd. excluding, unless otherwise stated or the context otherwise requires, its subsidiaries, any partnerships involving Nutrien Ltd. or any of its subsidiaries, or any of its significant equity investments and joint ventures.

The Debt Securities will be issued under an indenture dated as of April 10, 2018 (as amended, restated or supplemented from time to time, the “Indenture”) between Nutrien and The Bank of New York Mellon, as U.S. trustee (the “Trustee”). The Indenture is subject to and governed by the CBCA and, consequently, is exempt from certain provisions of the U.S. Trust Indenture Act of 1939, as amended, by virtue of Rule 4d-9 thereunder. The Debt Securities of any series issued under the Indenture, including any series of Debt Securities issued pursuant to an applicable prospectus supplement, are referred to in this prospectus as “Indenture Securities”.

The terms and conditions applicable to a series of Debt Securities will be established in accordance with the requirements of the Indenture for the specific Debt Securities and contained in the applicable prospectus supplement.

A copy of the Indenture (including any supplements thereto) is filed as an exhibit to the registration statement on Form F-10 with respect to the Securities. The following is a summary of the material provisions and definitions of the Indenture and the Debt Securities, which describes certain general terms and provisions of the Debt Securities and is not intended to be complete. We urge you to review the Indenture carefully before making a decision to purchase any Debt Securities because it is the Indenture, and not this summary, that governs your rights as a holder of our Debt Securities. See “Where You Can Find More Information” for details concerning how you may obtain a copy of the registration statement on Form F-10, including the Indenture filed as an exhibit thereto.

General

The Indenture does not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture. The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated in U.S. dollars or any foreign currency. Specific Canadian and U.S. federal income tax considerations applicable to any of the Debt Securities denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to any offering of securities denominated in a currency other than U.S. dollars. Unless otherwise provided in the applicable prospectus supplement, a series of Debt Securities may be reopened from time to time for issuance of additional Debt Securities of such series.

The applicable prospectus supplement will set forth the specific terms of a series of Debt Securities being offered by us and may include any or all of the following:

(a)	the specific designation of the Debt Securities of such series;

(b)	any limit upon the aggregate principal amount of the Debt Securities of such series;

(c)	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Debt Securities of such series will be payable;

(d)

the rate or rates at which the Debt Securities of such series will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue, or the method by which such date or dates will be determined and on which such interest will be payable and the regular record date, if any, for the payment of interest on Debt Securities of a series in registered form, or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(e)

the place or places, if any, other than the office of the Trustee or an affiliate thereof, where the principal of (and premium, if any, on) and any interest on the Debt Securities of a series will be payable and where Debt Securities in registered form may be surrendered for registration of transfer and where Debt Securities may be surrendered for exchange and, if different than the location specified in the Indenture, the place or places where notices or demands to or upon us in respect of the Debt Securities of a series and the Indenture may be served;

(f)

the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which the Debt Securities of a series may be redeemed, in whole or in part, at our option if we are to have that option;

(g)

our obligation, if any, to redeem, repay or purchase Debt Securities of a series pursuant to any sinking fund provision or at the option of the holder, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which Debt Securities of a series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(h)

if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which any registered Debt Securities of a series will be issuable and, if other than denominations of $5,000, the denomination or denominations in which any bearer Debt Securities of a series will be issuable;

(i)	if other than the Trustee, the identity of each security registrar and/or paying agent;

(j)

if other than the principal amount thereof, the portion of the principal amount of Debt Securities of a series that will be payable upon acceleration of the maturity thereof upon the occurrence of an event of default or the method by which such portion shall be determined;

(k)

if other than U.S. dollars, the currency in which payment of the principal of (and premium, if any, on) or interest, if any, on the Debt Securities of a series shall be payable or in which the Debt Securities of a series shall be denominated and the particular provisions applicable thereto;

(l)

whether the amount of payments of principal of (and premium, if any, on) or interest, if any, on the Debt Securities of a series may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined;

(m)

whether the principal of (and premium, if any, on) or interest, if any, on the Debt Securities of a series is to be payable, at our election or at the election of a holder thereof, in a currency other than that in which the Debt Securities of a series are denominated or stated to be payable, the period or periods within which and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which the Debt Securities of a series are denominated or stated to be payable and the currency in which such Debt Securities of a series are to be so payable;

(n)	the designation of the initial exchange rate agent for a series of Debt Securities, if any;

(o)	any provisions in modification of, in addition to or in lieu of the defeasance provisions set forth in the Indenture that shall be applicable to the Debt Securities of a series;

(p)	any provisions granting special rights to the holders of Debt Securities of a series upon the occurrence of such events as may be specified;

(q)	any deletions from, modifications of or additions to the events of default or any of our covenants with respect to the Debt Securities of a series;

(r)	whether Debt Securities of a series are to be issued as registered securities, bearer securities (with or without coupons) or both;

(s)	whether any Debt Securities of a series are to be issued in global form and, if so, the identity of the initial depository therefor;

(t)	the date as of which any bearer Debt Securities of a series and any temporary global Debt Security representing outstanding Debt Securities of a series will be dated;

(u)

the person to whom any interest on registered Debt Securities of a series shall be payable, if other than the person in whose name the Debt Securities are registered at the close of business on the regular record date for such interest and the manner in which, or the person to whom, interest on any bearer Debt Securities of a series shall be payable;

(v)

if Debt Securities of a series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(w)

if other than as described herein, whether and under what circumstances we will pay Additional Amounts (as defined herein) on the Debt Securities of a series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts;

(x)	if the Debt Securities of a series are to be subordinated to other of our obligations, the terms of the subordination and any related provisions;

(y)

whether the Debt Securities of a series will be convertible into securities or other property, including our Common Shares or other Securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at our option or otherwise, the terms and conditions relating to conversion of such Debt Securities and any other provisions relating to the conversion of such Debt Securities;

(z)	whether we will undertake to list the Debt Securities of a series on any securities or stock exchange or automated interdealer quotation system; and

(aa)	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the Debt Securities of a series.

We reserve the right to set forth in a prospectus supplement specific terms of the Debt Securities that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such Debt Securities.

Ranking

Unless otherwise indicated in any applicable prospectus supplement, the Debt Securities will be our direct, unsecured obligations and will rank pari passu as to priority of payment with all of our other outstanding unsecured and unsubordinated debt. We are a holding company that conducts our business through subsidiaries. Accordingly, the Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries. See “Risk Factors – The Debt Securities will be structurally subordinated to certain indebtedness of our subsidiaries”.

Unless otherwise specified in the applicable prospectus supplement, other than the restriction on liens set forth in the Indenture and described below, the Indenture does not contain any covenants or other provisions designed to afford holders of Debt Securities protection in the event of a highly leveraged transaction involving us or any of our subsidiaries.

Form, Exchange and Transfer

A series of Debt Securities may be issued solely as registered securities, solely as bearer securities or as both registered and bearer securities. The Indenture also provides that a series of Debt Securities may be issued in global form.

A prospectus supplement may indicate the places to register a transfer of Debt Securities. No service charge will be made for any registration of transfer or exchange of Securities, but we may, in certain circumstances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

(a)

issue, register the transfer of or exchange any series of our Debt Securities during a period beginning at the opening of business 15 days before any selection for redemption of securities of that series and ending at the close of business on (i) if the series of our Debt Securities are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (ii) if the series of our Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the series of our Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

(b)	register the transfer of or exchange any registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any registered Debt Security being redeemed in part;

(c)

exchange any bearer Debt Security selected for redemption, except that, to the extent provided with respect to such bearer Debt Security, such bearer Debt Security may be exchanged for a registered Debt Security of that series and like tenor, provided that such registered Debt Security shall be simultaneously surrendered for redemption; or

(d)	issue, register the transfer of or exchange any of our Debt Securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any, and interest, if any, and Additional Amounts, if any, on) our Debt Securities will be made at the office or agency of the Trustee.

Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name our Debt Securities are registered at the close of business on the day or days specified by us.

Global Securities

A series of our Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for our Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of our Debt Securities to be represented by a global security may be described in a prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of our Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of our Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). Purchasers of Debt Securities are cautioned that the laws of some states in the United States require that certain purchasers of securities have the ability to take physical delivery of such Debt Securities in definitive form.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Unless otherwise specified in the applicable prospectus supplement for a series of Debt Securities, owners of beneficial interests in a global security will not be entitled to have a series of our Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of our Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest on any Debt Securities represented by global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. Neither we, the Trustee nor any paying agent for our Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. We urge you to read the Indenture for the full definition of all such terms.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible or exchangeable for capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated), warrants or other options to purchase any thereof.

“Consolidated Net Tangible Assets” means, at any date, the gross book value as shown by our accounting books and records of all property (both real and personal) of Nutrien and its Subsidiaries, determined on a consolidated basis in accordance with Canadian generally accepted accounting principles (including appropriate deductions for any minority interests in the property of our Subsidiaries), less (a) the gross book value of all our licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (b) gross Debt discount and expense, (c) all reserves for depreciation, obsolescence, depletion and amortization of our properties, and (d) all other proper reserves which in accordance with Canadian generally accepted accounting principles should be provided for in connection with the business conducted by Nutrien and its Subsidiaries.

“Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every capital lease obligation of such Person determined in accordance with Canadian generally accepted accounting principles, and (vi) every obligation of the type referred to in the foregoing clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or secured or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, secure, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to Canadian generally accepted accounting principles, or otherwise, of any Debt or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in Canadian generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Non-Recourse Debt” means Debt to finance the creation, development, construction, acquisition or improvement of properties or assets and any increases in or extensions, renewals, refinancings, replacements or refundings of such Debt, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such lender) in respect of such Debt is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Debt has been incurred and to the receivables, inventory, equipment, chattel paper, contracts, intangibles and other assets, rights or collateral connected with the properties or assets so created, developed, constructed, acquired or improved.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Property” means (a) any real property interest, including any mining claims and leases, and any manufacturing plants, distribution facilities, warehouses or other improvements thereon, owned or leased by us or any Subsidiary of ours, whether owned or leased as of the date of the Indenture or thereafter, the gross book value of which (when combined with any property in proximity thereto which is an integral part of the same project) exceeds five percent of Consolidated Net Tangible Assets, other than any real property interest or any manufacturing plant, distribution facility, warehouse or other improvements thereon which our board of directors by resolution declares are not material to the total business conducted by us and our Subsidiaries as an entirety and which, when taken together with all other real property interests and any manufacturing plants, distribution facilities, warehouses or other improvements thereon as to which such declaration has been so made, is so declared by our board of directors to be not of material importance to the total business conducted by us and our Subsidiaries as an entirety and (b) any of the Capital Stock or debt securities issued by any of our Significant Subsidiaries.

“Significant Subsidiary” of a Person means a Subsidiary of such Person that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the U.S. Exchange Act (as defined herein).

“Subsidiary” of a Person means (i) any corporation, association, or other business entity (other than a partnership) more than 50 percent of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity more than 50 percent of the ownership interests having ordinary voting power of which shall be at the time so owned. For the purposes of this definition, “securities having ordinary voting power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Covenants

Limitation on Liens

The Indenture provides that we will not, and will not permit any Subsidiary of ours to, Incur any Debt if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any Principal Property, without in any such case effectively providing that the Indenture Securities shall be secured equally and ratably with (or, including in the event such Debt is subordinate in right of payment to the Indenture Securities, prior to) such Debt for so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to mortgages on or with respect to property that is not Principal Property or to:

(a)	mortgages existing on the date the Indenture Securities are originally issued or mortgages provided for under the terms of agreements existing on such date;

(b)

mortgages on any property acquired, constructed or improved by us or any Subsidiary of ours after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition, construction or improvement to secure or provide for the payment of all or part of the purchase price or cost of construction thereof or of improvements thereon (or to secure any Debt Incurred by us or a Subsidiary of ours for the purpose of financing all or a part of the purchase price or cost of construction thereof or of improvements thereon);

(c)

existing mortgages on property acquired (including mortgages on any property acquired from a Person that is consolidated or amalgamated with or merged with or into us or a Subsidiary of ours) or mortgages outstanding at the time any Person becomes a Subsidiary of ours that are not Incurred in connection with such entity becoming a Subsidiary of ours;

(d)	mortgages in favour of us or any Subsidiary of ours;

(e)	mortgages on any property in favour of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract, statute or other legal requirement;

(f)

mortgages on any property to secure asset retirement, reclamation or similar obligations, or to secure penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters;

(g)	mortgages in connection with Debt which, by its terms, is Non-Recourse Debt to us or any Subsidiary of ours;

(h)

any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any mortgage referred to in any foregoing clause (a), (b), (c), (d), (e), (f) or (g); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, refinancing, replacement or refunding, together with the reasonable costs (including, without limitation, any premiums or make-whole payments) related to such extension, renewal, refinancing, replacement or refunding, and that security for such extension, renewal, refinancing, replacement or refunding shall be limited to all or a part of the property that secured the mortgage so extended, renewed, refinanced, replaced or refunded (plus improvements on such property); and

(i)

any mortgage which would otherwise be subject to the foregoing restrictions; provided, however, that the aggregate principal amount of the Debt so secured, together with the aggregate principal amount of other Debt secured by mortgages then outstanding (excluding Debt secured by mortgages permitted under the foregoing exceptions and any obligation existing on the date the Indenture Securities are originally issued that becomes Debt after such date solely due to a change in Canadian generally accepted accounting principles) would not then exceed 15 percent of Consolidated Net Tangible Assets;

provided, further, that “mortgages” shall not include:

A.	mortgages for taxes and other governmental assessments, including utility charges and vault rentals (i) which are not yet delinquent, or (ii) which are being contested in good faith;

B.	carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, brokers’ or other like mortgages arising or incurred in the ordinary course of business;

C.	attachment or judgment mortgages not giving rise to a default or an event of default and which are being contested in good faith;

D.

pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

E.

deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

F.	easements, rights of way, restrictions, development orders, plats and other similar encumbrances.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not amalgamate or consolidate with or merge into any other Person, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets, on a consolidated basis, to any Person unless (i) either we are the continuing entity or such Person assumes by supplemental indenture all of our obligations under the Indenture (including the Debt Securities), (ii) immediately after the transaction no default or event of default shall exist, (iii) the surviving entity or such Person is an entity organized and validly existing under the laws of Canada or any province thereof, the United States, any state thereof or the District of Columbia, or any of Australia, France, Germany, Norway or the United Kingdom, and (iv) we or such Person shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the relevant provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with. In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any property or assets of ours or any Subsidiary would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under “Limitation on Liens” above without equally and ratably securing the Indenture Securities or unless the Indenture Securities are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, we will be discharged from any and all obligations in respect of any of the Indenture Securities outstanding thereunder (except with respect to the authentication, transfer, exchange or replacement of such Indenture Securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture), upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each instalment of interest and any mandatory sinking fund payments or analogous payments on the outstanding Indenture Securities of such series (“Defeasance”). Such trust may only be established if among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of outstanding Indenture Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(b)

we have delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of outstanding Indenture Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such Defeasance and will be subject to Canadian federal, provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the Indenture Securities include holders who are not resident in Canada);

(c)	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing;

(d)	we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada);

(e)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and

(f)	other customary conditions precedent are satisfied.

We may exercise our Defeasance option notwithstanding a prior exercise of the Covenant Defeasance (as defined herein) option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the Defeasance option.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, unless and until we have exercised our Defeasance option described in the preceding paragraph, we may be released with respect to the Indenture

Securities, from the “Limitation on Liens” covenant, the “Consolidation, Merger and Sale of Assets” covenant and certain other covenants, and such omission shall not be deemed to be an event of default under the Indenture and the Indenture Securities outstanding thereunder upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each instalment of interest and any mandatory sinking fund payments or analogous payments on the outstanding Indenture Securities of such series (“Covenant Defeasance”). If we exercise the Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the events of default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of outstanding Indenture Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(b)

we have delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of outstanding Indenture Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal, provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of Indenture Securities include holders who are not resident in Canada);

(c)	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing;

(d)	we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada);

(e)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and

(f)	other customary conditions precedent are satisfied.

Events of Default

The Indenture provides that the following shall constitute events of default with respect to Indenture Securities of any series:

(a)	default in the payment of any interest or Additional Amounts on the Indenture Securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or any premium on) any Indenture Security of such series at maturity;

(c)	default in the deposit of any sinking fund payment when the same becomes due by the terms of the Indenture and the Indenture Securities of such series at maturity;

(d)

breach or default in the performance of any other covenant or agreement of ours in the Indenture which affects or is applicable to Indenture Securities of such series (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with elsewhere in the Indenture), which continues for 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25 percent in principal amount of all outstanding Indenture Securities affected thereby;

(e)	certain events in bankruptcy, insolvency or reorganization of us or any Subsidiary of ours which constitutes a Significant Subsidiary; and

(f)	any other events of default provided with respect to the Indenture Securities of such series.

If an event of default described in clause (a), (b) or (c) above occurs and is continuing with respect to Indenture Securities of any series, then in every such case the Trustee or the holders of not less than 25 percent in principal amount of outstanding Indenture Securities of that series may declare the principal amount (or, if the Indenture Securities of that series are original issue discount Indenture Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Indenture Securities of that series and all interest thereon to be due and payable immediately, by notice in writing to us (and to the Trustee, if given by holders), and upon any such declaration the same shall become immediately due and payable.

If an event of default described in clause (d) or (f) above occurs and is continuing with respect to Indenture Securities of one or more series, then in every such case the Trustee or the holders of not less than 25 percent in principal amount of the outstanding Indenture Securities of all series affected thereby (as one class) may declare the principal amount (or, if any of the Indenture Securities of such affected series are original issue discount Indenture Securities or indexed Indenture Securities, such portion of the principal amount as may be specified in the terms of such affected series) of all the outstanding Indenture Securities of such affected series and all interest thereon to be due and payable immediately, by notice in writing to us (and to the Trustee, if given by holders), and upon any such declaration the same shall become immediately due and payable.

If an event of default described in clause (e) above occurs and is continuing, then in every such case the Trustee or the holders of not less than 25 percent in principal amount of all outstanding Indenture Securities (as one class) may declare the principal amount (or, if the Indenture Securities of any series are original issue discount Indenture Securities or indexed Indenture Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Indenture Securities and all interest thereon to be due and payable immediately, by notice in writing to us (and to the Trustee, if given by holders), and upon any such declaration the same shall become immediately due and payable.

However, at any time after a declaration of acceleration with respect to the outstanding Indenture Securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Indenture Securities of such series, by written notice to us and the Trustee, may, under certain circumstances, rescind and annul such acceleration.

The Indenture provides that the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding Indenture Securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Indenture Securities of all series affected by such event of default.

No holder of an Indenture Security of any series will have any right to institute any proceedings with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing event of default with respect to the Indenture Securities of that series, (b) the holders of at least 25 percent in principal amount of the outstanding Indenture Securities of all series affected by such event of default (as one class) have made written request, and such holder or holders have offered the Trustee indemnity satisfactory to the Trustee to institute such proceedings as trustee and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series affected by such event of default (as one class) a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the holder of an Indenture Security for the enforcement of payment of the principal of, or any premium or interest on, such Indenture Security on or after the applicable due date specified in such Indenture Security.

We will be required to furnish to the Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Additional Amounts

All payments made by us under or with respect to the Indenture Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Taxes”), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Indenture Securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a holder (such holder, an “Excluded holder”):

(a)	with which we do not deal at “arm’s length” (within the meaning of the Income Tax Act (Canada) (the “Income Tax Act”)) at the time of making such payment;

(b)

which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Indenture Securities or the receipt of payments thereunder;

(c)

which is subject to such Taxes by reason of the holder’s failure to comply with any reasonable written request, made to the holder in writing at least 30 days before any such withholding or deduction would be payable, by us or any paying agent to timely provide certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding from, such Taxes;

(d)

which would not have been subject to such Taxes but for such holder’s failure to present the Indenture Securities within 30 days after the date on which such payments became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent the holder would have been entitled to Additional Amounts had such Indenture Securities been presented on the last day of such 30-day period);

(e)	which is subject to such Taxes to the extent such Taxes are estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(f)

which is a fiduciary, a partnership or a person other than the sole beneficial owner of any such payment, if such Taxes would not have been imposed had the beneficiary or settlor with respect to such fiduciary, a member of such partnership or other beneficial owner of the payment been the holder of the Indenture Security;

(g)

which is a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the Income Tax Act) of us or at any time not dealing at “arm’s length” (within the meaning of the Income Tax Act) with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act) of us as a consequence of the payment being deemed to be a dividend under the Income Tax Act; or

(h)	which is subject to such Taxes by reason of any combination of (a) through (g) above.

We will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the holders of the Indenture Securities, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us. In the event we fail to adequately remit to the appropriate taxing authority Taxes in respect of which Additional Amounts are payable, we will indemnify and hold harmless each holder (other than an Excluded holder) and upon written request reimburse each such holder for the amount of (A) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Indenture Securities, (B) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (C) any Taxes imposed with respect to any reimbursement under (A) or (B), but excluding any such Taxes on such holder’s net income.

At least 30 days prior to each date on which any payment under or with respect to the Indenture Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to such payment, we will deliver to the Trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to an Indenture Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

Each series of notes will be subject to redemption as a whole, but not in part, at our option at any time, on not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount, together with accrued interest thereon to the redemption date, in the event we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the applicable series of notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), any change in any official position regarding the application or interpretation of such laws or regulations, or a judicial decision rendered by a court of competent jurisdiction (whether or not made, taken or reached in respect of us), which change is announced or becomes effective on or after the date of the applicable prospectus supplement, provided that we determine, in our business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to us (not including substitution of the obligor under such notes).

Modification of the Indenture and Waiver

Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Indenture Securities of all series affected by such modification or amendment (as one class), provided that no such modification or amendment may, without the consent of the holder of each outstanding Indenture Security of such affected series: (i) change the stated maturity of the principal of (and premium, if any), or any instalment of interest on, such outstanding Indenture Security; (ii) reduce the principal of (and premium, if any), or any instalment of interest on, such outstanding Indenture Security; (iii) reduce the amount of the principal of such outstanding Indenture Security payable upon the acceleration of the maturity thereof; (iv) change the place or currency of payment of principal of, or the premium, if any, or interest on, such outstanding Indenture Security; (v) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (vi) reduce the percentage of outstanding Indenture Securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or (vii) modify the foregoing requirements or reduce the percentage of outstanding Indenture Securities necessary to waive any past default or covenants except as otherwise specified.

The holders of a majority in principal amount of the outstanding Indenture Securities of any series, on behalf of all holders of outstanding Indenture Securities of such series, may waive compliance by us with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in principal amount of outstanding Indenture Securities of all series with respect to which an event of default shall have occurred and be continuing, on behalf of the holders of all outstanding Indenture Securities of such series, may waive such event of default, except a default in the payment of principal, premium or interest.

Provision of Financial Information

The Indenture provides that as long as any Indenture Securities are outstanding, we will file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual reports and the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (“U.S. Exchange Act”). The filing of such information, documents and reports with the SEC will constitute filing of such information, documents and reports with the Trustee.

Governing Law

The Indenture is and the Debt Securities will be governed by the laws of the State of New York.

Consent to Service

Under the Indenture, we have irrevocably appointed CT Corporation System, 28 Liberty Street, New York, New York 10005 as our agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Debt Securities and for actions brought under United States federal or state securities laws in any federal or state court located in the City of New York and submit to such jurisdiction.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

Nutrien may issue share purchase contracts, including contracts obligating holders to purchase from Nutrien, and Nutrien to sell to the holders, a specified number of Common Shares or Preferred Shares, at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). The price per Common Share or Preferred Share, as the case may be, and the number of Common Shares or Preferred Shares, as the case may be, may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. Share Purchase Contracts will require the purchase price to be paid either at the time the Share Purchase Contracts are issued or at a specified future date. Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. Share Purchase Contracts also may require Nutrien to make periodic payments to the holders of such Share Purchase Contracts or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or a deferred basis.

Share Purchase Contracts may be issued separately or as part of Units consisting of a Share Purchase Contract and any other Securities or a beneficial interest in debt securities, preferred shares or debt obligations of third parties, including, but not limited to, U.S. treasury securities, and may or may not secure holders’ obligations to purchase Common Shares or Preferred Shares, as the case may be, thereunder.

The particular terms of each issue of Share Purchase Contracts will be described in the applicable prospectus supplement. This description will include, where applicable:

•

whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares or Preferred Shares, as the case may be, and the nature and amount of each of these Securities, or the method of determining those amounts;

•	whether the Share Purchase Contracts are to be prepaid or not or paid in instalments;

•	any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

•	whether the Share Purchase Contracts are to be settled by delivery or by reference or linkage to the value or performance of Common Shares or Preferred Shares, as the case may be;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the Share Purchase Contracts;

•	the date or dates on which the sale or purchase must be made, if any;

•	whether the Share Purchase Contracts will be issued in fully registered or global form;

•	the designation and terms of any other securities with which the Share Purchase Contracts will be offered, if any;

•	the material income tax consequences of owning, holding and disposing of the Share Purchase Contracts; and

•

any other material terms and conditions of the Share Purchase Contracts, including, without limitation, transferability and adjustment terms and whether the Share Purchase Contracts will be listed on a securities or stock exchange.

The description of the Share Purchase Contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the applicable Share Purchase Contracts and any collateral, depositary or custodial arrangements, as the case may be, relating to such Share Purchase Contracts.

Original purchasers of Share Purchase Contracts will have a contractual right of rescission against Nutrien in respect of the conversion, exchange or exercise of such Share Purchase Contracts, as the case may be. The contractual right of rescission will entitle such original purchasers to receive the amount paid for the Share Purchase Contracts or upon conversion, exchange or exercise, upon the surrender of underlying securities gained thereby, as the case may be, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the Share Purchase Contracts under this prospectus and the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the Share Purchase Contracts under this prospectus and the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 137 of the Securities Act, 1988 (Saskatchewan), and is in addition to any other right or remedy available to original purchasers under section 137 of the Securities Act, 1988 (Saskatchewan) or otherwise at law. Original purchasers are further advised that in certain provinces, the statutory right of action for damages in connection with a prospectus misrepresentation may be limited. See “Statutory Rights of Withdrawal and Rescission”.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Accordingly, the holder of a Unit will have the rights and obligations of a holder of each Security included in such Unit. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms of each issue of Units will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	whether the Units will be issued in fully registered or global form; and

•	any other material terms and conditions of the Units.

The applicable prospectus supplement will describe the terms of any Units. The preceding description and any description of Units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since December 31, 2025, other than the increase in our short-term debt by approximately U.S.$2.2 billion from December 31, 2025 to March 27, 2026.

EARNINGS COVERAGE RATIO

Information regarding earnings coverage ratios will be provided in the applicable prospectus supplement relating to an offering of Preferred Shares or Debt Securities, as required by applicable securities laws.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through one or more underwriters or dealers purchasing as principals, and may also issue and sell Securities directly to one or more purchasers, in accordance with applicable securities laws, or through agents. Underwriters may sell Securities to or through dealers. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, including sales in transactions that are deemed to be at-the-market distributions, including sales made directly on the TSX, the NYSE or other existing trading markets for the Securities, and as set forth in the applicable prospectus supplement. The prices at which Securities may be offered may vary as between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the compensation payable to any underwriter, dealer or agent to us will be increased or decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to us. Securities may be offered for cash or in exchange for outstanding securities or other assets.

In connection with the sales of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933.

If so indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

A prospectus supplement will identify each underwriter, dealer or agent engaged and any fees or compensation payable to the underwriters, dealers or agents in connection with the offering and sale of a particular series or issue of Securities, and will also set forth the specific terms of the offering, including the public offering price (or the manner of determination thereof if offered on a non-fixed price basis) and the proceeds to us.

Under agreements which we may enter into, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification from us against certain liabilities, including liabilities arising out of any misrepresentation in this prospectus, any prospectus supplement or the documents incorporated by reference herein, other than liabilities arising out of any misrepresentation made by the underwriters, dealers or agents who participate in the offering of Securities. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In connection with any offering of Securities, other than an at-the-market distribution, the underwriters, dealers or agents may over allot or effect transactions intended to fix or stabilize the market price of such Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced or interrupted at any time during the distribution. No underwriter of, or dealer involved in, an at-the-market distribution under the applicable prospectus supplement, and no person or company acting jointly or in concert with such an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the prospectus supplement applicable to the at-the-market distribution, including selling an aggregate number of or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

Each series or issue of Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units will be a new issue of such Securities with no established market for trading. Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list any of the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units on a national securities or stock exchange. Any underwriters, dealers or agents to or through which Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units are sold by us for public offering and sale may make a market in such

Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market-making at any time without notice. No assurance can be given that a market for trading in Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units of any series or issue will develop or as to the liquidity of any such market for Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units, whether or not the Preferred Shares, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units are listed on a national securities or stock exchange.

USE OF PROCEEDS

Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of Securities. Unless otherwise specified in a prospectus supplement, the net proceeds to us resulting from the issuance of Securities will be used by us to reduce our outstanding indebtedness, to finance future growth opportunities, including acquisitions and investments, to finance our capital expenditures or for general corporate purposes. From time to time, we may issue debt securities and incur additional indebtedness other than through the issue of Securities pursuant to this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to Canadian law in connection with the issuance of Securities will be passed upon for us by Blake, Cassels & Graydon LLP and certain legal matters relating to U.S. law in connection with the issuance of Securities will be passed upon for us by Jones Day. As of the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities of any class.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the CBCA. The majority of our directors and most of our officers and the experts named in this prospectus and in the documents incorporated by reference herein are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a final judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada, if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of the Securities under the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at Suite 1700, 211 19th Street East, Saskatoon, Saskatchewan S7K 5R6, Phone: (306) 933-8500.

The following documents, filed with the securities commission or similar authority in each of the provinces of Canada, are specifically incorporated by reference in, and form an integral part of, this prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus:

(a)	our annual information form dated February 19, 2026 for the year ended December 31, 2025 (the “AIF”);

(b)

our audited annual consolidated financial statements, consisting of our consolidated balance sheets as at December 31, 2025 and December  31, 2024 and our consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders’ equity for the years then ended, together with the notes thereto and the report of our independent registered public accounting firm thereon (“Annual Financial Statements”);

(c)	our management’s discussion and analysis of operations and financial condition for the year ended December 31, 2025 (the “Annual MD&A”); and

(d)	our management proxy circular dated March 19, 2025 relating to the annual meeting of our shareholders held on May 7, 2025.

Any documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including any material change reports (excluding material change reports filed on a confidential basis), comparative interim financial reports, comparative annual financial statements and the auditor’s report thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports, filed by us with securities commissions or similar authorities in the provinces of Canada subsequent to the date of this prospectus and prior to the termination of the distribution period of this prospectus shall be deemed to be incorporated by reference into this prospectus.

To the extent that any document or information incorporated by reference into this prospectus is included in a report filed with or furnished to the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the U.S. Exchange Act, such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement relating to the Securities of which this prospectus forms a part (except that any Report on Form 6-K shall be so incorporated only if and to the extent expressly provided in such Report).

Any statement contained in this prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document (or part thereof) which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary in order to make a statement, in the light of the circumstances under which it was made, not misleading. Any statement so modified or superseded shall not be deemed, except to the extent so modified or superseded, to constitute a part of this prospectus.

Upon a new annual information form and the related annual audited consolidated financial statements, together with the notes thereto and the auditor’s report thereon, and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form and all previous annual audited consolidated financial statements, unaudited interim consolidated financial reports, and related management’s discussion and analysis and material change reports filed prior to the commencement of our financial year in which the new annual information form was filed no longer shall be deemed to be incorporated by reference into this prospectus for the purpose of future offers and sales of Securities hereunder. In addition, upon a new annual information form being filed by us with the applicable securities regulatory authorities during the currency of this prospectus for which the related annual audited consolidated financial statements include at least nine months of the financial results of an acquired business for which a business acquisition report was filed by us and incorporated by reference into this prospectus, such business acquisition report shall be deemed no longer to be incorporated into this prospectus for the purpose of future offers and sales of Securities hereunder. Upon interim consolidated financial reports and the related interim management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the term of this prospectus, all interim consolidated financial reports and the related interim management’s discussion and analysis filed prior to the new interim financial reports shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management proxy circular relating to an annual general meeting of our shareholders being filed by us with the applicable securities regulatory authorities during the term of this prospectus, the management proxy circular for the preceding annual general meeting of our shareholders shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder.

Any “template version” of any “marketing materials” (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Securities will be filed under Nutrien’s corporate profile on www.sedarplus.ca. In the event that such marketing materials are filed subsequent to the date of the filing of the applicable prospectus supplement pertaining to the distribution of Securities to which such marketing materials relate and prior to the termination of such distribution, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable prospectus supplement for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

One or more prospectus supplements containing the specific variable terms of an offering of Securities will be delivered or made available to purchasers of such Securities together with this prospectus to the extent required by applicable securities laws and will be deemed to be incorporated by reference into this prospectus for the purposes of applicable securities laws as of the date of any such prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents referred to under the heading “Documents Incorporated by Reference” in this prospectus; (ii) the consent of KPMG LLP; (iii) the consent of Blake, Cassels & Graydon LLP; (iv) the consent of Craig Funk, B.Sc., M.Sc., P.Eng., P.Geo.; (v) the consent of Jodi Derkach, B.Sc., P.Geo.; (vi) powers of attorney of our directors and officers; (vi) the Indenture; and (vii) the statement of eligibility on Form T-1 of the Trustee.

EXPERTS

KPMG LLP are the auditors of Nutrien and have confirmed with respect to Nutrien that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Nutrien under all relevant U.S. professional and regulatory standards.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement, as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete and, in each instance, you should refer to the exhibits to the registration statement for a more complete description of the document involved. Each such statement is qualified in its entirety by such reference.

We file annual and quarterly financial information and material change reports and other materials with the SEC and with the securities commission or similar regulatory authority in each of the provinces of Canada. Under the MJDS adopted by the United

States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at Suite 1700, 211 19th Street East, Saskatoon, Saskatchewan S7K 5R6, Phone: (306) 933-8500. You may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in each of the provinces of Canada at www.sedarplus.ca.

WKSI BASE SHELF PROSPECTUS

This prospectus constitutes a “WKSI base shelf prospectus” (as defined in NI 44-102) and has been filed under Part 9B of NI 44-102. Pursuant to Part 9B of NI 44-102, certain “eligible issuers” that are “well-known seasoned issuers” (each as defined in NI 44-102) are permitted to file a WKSI base shelf prospectus and, subject to the satisfaction of certain conditions, a receipt will be deemed to be issued by the applicable securities regulatory authorities for such WKSI base shelf prospectus immediately upon filing, without review by such applicable securities regulatory authorities or the requirement to file and obtain a receipt for a preliminary short form base shelf prospectus. WKSI base shelf prospectuses are also exempt from certain provisions and disclosure requirements under NI 44-102 that would otherwise apply to a final short form base shelf prospectus.

As of March 27, 2026, Nutrien’s “qualifying public equity” (as defined in NI 44-102) was $36,881,631,908, which exceeds the threshold amount referred to in subparagraph (a)(i) of the definition of “well-known seasoned issuer” in NI 44-102. Accordingly, Nutrien has determined that it qualifies as a “well-known seasoned issuer” under NI 44-102 as of the date hereof.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in the first paragraph above. The individual shall repay the moneys if the individual does not fulfill the conditions of the immediately following sentence. A corporation may not indemnify an individual as described in the first paragraph above unless the individual (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation may with the approval of a court, indemnify an individual referred to in the first paragraph above, or advance moneys as described in the foregoing paragraph, in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in the first paragraph above against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in the foregoing paragraph.

Despite the first paragraph above, an individual referred to in that paragraph is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in the first paragraph above, if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfills the conditions set out in the second paragraph above.

Sections 7.02 and 7.05 of By-law No. 1 of the Registrant contains the following provisions with respect to indemnification of the Registrant’s directors and officers and with respect to certain insurance maintained by the Registrant with respect to certain individuals:

Section 7.02 Indemnity— Subject to the Canada Business Corporations Act, the Corporation shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation, or other entity, if such individual (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

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Section 7.05 Insurance—Subject to the Canada Business Corporations Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 7.02 hereof as the board may from time to time determine.

The Registrant also has agreements with each director and officer to provide indemnification to the extent permitted under the Canada Business Corporations Act.

The Registrant carries directors’ and officers’ liability insurance covering acts and omissions of the directors and officers of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1	Nutrien Ltd.’s Annual Information Form for the year ended December 31, 2025, dated February 19, 2026 (incorporated by reference to Exhibit 99.1 to Nutrien Ltd.’s Annual Report on Form 40-F filed with the Commission on February 27, 2026 (File No. 001-38336)).

4.2	Nutrien Ltd.’s Management Proxy Circular, dated March 19, 2025, relating to the annual meeting of Nutrien Ltd.’s shareholders held on May 7, 2025 (incorporated by reference to Exhibit 99.3 to Nutrien Ltd.’s Report on Form 6-K furnished with the Commission on April 1, 2025 (File No. 001-38336)).

4.3	Nutrien Ltd.’s audited annual consolidated financial statements, consisting of its Consolidated Balance Sheets as at December 31, 2025 and December 31, 2024 and its Consolidated Statements of Earnings, Comprehensive Income, Cash Flows and Changes in Shareholders’ Equity for each of the years in the two-year period ended December 31, 2025, together with the notes thereto and the reports of its independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.3 to Nutrien Ltd.’s Annual Report on Form 40-F filed with the Commission on February 27, 2026 (File No. 001-38336)).

4.4	Nutrien Ltd.’s Management’s Discussion and Analysis for the fiscal year ended December 31, 2025 (incorporated by reference to Exhibit 99.2 to Nutrien Ltd.’s Annual Report on Form 40-F filed with the Commission on February 27, 2026 (File No. 001-38336)).

5.1*	Consent of KPMG LLP.

5.2*	Consent of Blake, Cassels & Graydon LLP.

5.3*	Consent of Craig Funk, B.Sc., M.Sc., P.Eng., P.Geo.

5.4*	Consent of Jodi Derkach, B.Sc., P.Geo.

6.1*	Power of Attorney (contained on the signature page of this Registration Statement).

7.1	Indenture, dated as of April 10, 2018, between Nutrien Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 7.1 to Nutrien Ltd.’s Registration Statement on Form F-10 filed with the Commission on March 10, 2020 (File No. 333-237068)).

7.2	First Supplemental Indenture, dated as of October 31, 2024, among Nutrien Ltd., The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 99.1 to Nutrien Ltd.’s Report on Form 6-K filed with the Commission on February 28, 2025 (File No. 001-38336)).

7.3*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon.

107*	Calculation of Filing Fee Tables

*	Filed herewith

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) At the time of filing this Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 30th day of March, 2026.

NUTRIEN LTD.

By:	/s/ Ken Seitz
Name:	Ken Seitz
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Ken Seitz, Mark Thompson or Russell K. Girling, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any amendments or post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ken Seitz Ken Seitz	President, Chief Executive Officer (principal executive officer)	March 30, 2026

/s/ Mark Thompson Mark Thompson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	March 30, 2026

/s/ Russell K. Girling Russell K. Girling	Chairman of the Board and Director	March 30, 2026

/s/ Christopher M. Burley Christopher M. Burley	Director	March 30, 2026

/s/ Maura J. Clark Maura J. Clark	Director	March 30, 2026

/s/ Michael Hennigan Michael Hennigan	Director	March 30, 2026

/s/ Miranda Hubbs Miranda Hubbs	Director	March 30, 2026

/s/ Raj Kushwaha Raj Kushwaha	Director	March 30, 2026

/s/ Julie Lagacy Julie Lagacy	Director	March 30, 2026

/s/ Consuelo E. Madere Consuelo E. Madere	Director	March 30, 2026

/s/ Keith G. Martell Keith G. Martell	Director	March 30, 2026

/s/ Aaron W. Regent Aaron W. Regent	Director	March 30, 2026

/s/ Nelson Luiz Costa Silva Nelson Luiz Costa Silva	Director	March 30, 2026

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Nutrien Ltd. in the United States, on March 30, 2026.

NUTRIEN US LLC

By:	/s/ Noralee Bradley
Name: Noralee Bradley
Title: Authorized Signatory